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                                                                    EXHIBIT 99.8

                         NOTICE OF GUARANTEED DELIVERY

                    To Convert Shares of Preferred Stock and
                   To Tender Resulting Shares of Common Stock

                                       of

                      SENSORMATIC ELECTRONICS CORPORATION

                                       to

                        TYCO ACQUISITION CORP. XXIV (NV)
              a wholly owned subsidiary of Tyco International Ltd.

                        in Exchange for Common Shares of

                            TYCO INTERNATIONAL LTD.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME,
           ON MONDAY, OCTOBER 1, 2001, UNLESS THE OFFER IS EXTENDED.



   This notice of guaranteed delivery, or a substantially equivalent form, must be used to deliver depositary shares representing shares of the 6 1/2% Convertible Preferred Stock (the "Preferred Shares") of Sensormatic Electronics Corporation, a Delaware corporation, for conversion and to tender the underlying Sensormatic common shares pursuant to the offer referred to below under the procedure arranged for that purpose by Sensormatic if: (i) the Depositary Shares representing the Preferred Shares cannot be delivered to Mellon Investor Services LLC, as conversion agent, prior to the expiration date of the offer or (ii) if time will not permit all required deliveries to reach the conversion agent prior to the expiration time of the offer. The offer is being made by Tyco Acquisition Corp. XXIV (NV), a Nevada corporation and wholly owned subsidiary of Tyco International Ltd., a Bermuda company, to exchange a fraction of a Tyco common share for each outstanding Sensormatic common share. The terms and conditions of the offer are contained in the prospectus of Tyco, dated August 23, 2001, and the related notice of conversion and letter of transmittal, as they may be amended or supplemented. This form may be delivered by hand, transmitted by facsimile or mailed to the conversion agent at the addresses and numbers provided below.

 The conversion agent for the Preferred Shares and exchange agent for the offer is:

                          Mellon Investor Services LLC

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
             By Mail:                    By Overnight Delivery:               By Hand Delivery:
    Reorganization Department          Reorganization Department          Reorganization Department
           P.O. Box 3301                   85 Challenger Road                    120 Broadway
   South Hackensack, New Jersey             Mail Stop--Reorg                      13th Floor
               07606               Ridgefield Park, New Jersey 07660       New York, New York 10271
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            Facsimile Transmission (for eligible institutions only):
                                 (201) 296-4293
                Confirm Receipt of Facsimile by Telephone Only:
                                 (201) 296-4860

   Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

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Ladies and Gentlemen:

   The undersigned hereby delivers to the conversion agent for conversion the number of Depositary Shares, each representing a one-tenth interest in a Preferred Share set forth below, and directs the conversion agent to tender to Tyco Acquisition Corp. the underlying Sensormatic common shares, upon the terms and subject to the conditions set forth in the prospectus and the notice of conversion and letter of transmittal providing for this procedure, in the manner provided for guaranteed delivery in such notice of conversion and letter of transmittal. I acknowledge receipt of the prospectus and the notice of conversion and letter of transmittal.

Signature of Authorized Signatory:            Dated: ___________________ , 2001
______________________________________   ______________________________________
Name of Holder:
______________________________________   ______________________________________
Address:
______________________________________   ______________________________________
______________________________________   ______________________________________
Area Code and Telephone Number:
______________________________________   ______________________________________
Number of Depositary Shares
Converted:*
______________________________________   ______________________________________
Account Number(s):
______________________________________   ______________________________________
Please provide the following book-
entry information:
Name of Tendering Institution:______________________________________
Depository Account Number:__________________________________________
Transaction Code Number:____________________________________________
-------
* Must be an integral multiple of ten (10)

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                     THE GUARANTEE BELOW MUST BE COMPLETED

   The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an "eligible institution"), guarantees to deliver to the conversion agent by book-entry transfer to the conversion agent's account at The Depository Trust Company the Depositary Shares hereby delivered for conversion and tender, and to deliver a properly completed and duly executed notice of conversion and letter of transmittal (or a manually signed facsimile thereof) or an agent's message (as defined in the prospectus), and any other documents required by the notice of conversion and letter of transmittal, within three New York Stock Exchange trading days of the date hereof.

   The eligible institution that completes this form must communicate the guarantee to the conversion agent, and must deliver the Depositary Shares representing the Preferred Shares whose delivery is guaranteed to the conversion agent, together with the required accompanying documentation, within the time period stated above. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:
___________________________________
Address:
___________________________________
___________________________________
Area Code and Telephone Number:
___________________________________
Authorized Signature:
___________________________________
Title: ____________________________
Name: _____________________________
            (please print or type)
Dated: ____________________________

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